UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

ABIOMED, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09585	04-2743260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cherry Hill Drive

Danvers, Massachusetts 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABMD	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 31, 2022 ABIOMED, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Johnson & Johnson, a New Jersey corporation (“Parent”), and Athos Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and on the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) as promptly as practicable, but in no event later than November 15, 2022, to acquire all of the Company’s outstanding shares of common stock (the “Company Shares”) at a purchase price (the “Offer Price”) of (i) $380.00 per Company Share, net to the holder thereof in cash, without interest and less any applicable withholding tax (the “Cash Amount”), plus (ii) one non-tradeable contingent value right per Company Share (each, a “CVR”), which represents the right to receive contingent payments of up to $35.00 per Company Share, net to the holder thereof in cash, without interest and less any applicable withholding tax, upon achievement of certain specified milestones in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into with a rights agent (the “Rights Agent”) mutually agreeable to Parent and the Company.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), without a vote of the Company stockholders (the “Merger”). Immediately prior to the effective time of the Merger (the “Effective Time”), and without any action on the part of the holders of any Company Shares, each Company Share, other than any Company Shares (i) owned at the commencement of the Offer and immediately prior to the Effective Time by Parent, Merger Sub, any of their subsidiaries or the Company, (ii) irrevocably accepted for purchase pursuant to the Offer or (iii) owned by Company stockholders who are entitled to demand and have properly and validly demanded their appraisal rights under the laws of the State of Delaware, will be automatically converted into the right to receive the Offer Price, without interest and less any applicable withholding tax.

Parent and Merger Sub’s obligation to accept for payment and purchase any Company Shares validly tendered pursuant to the Offer is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, as of immediately prior to the expiration time of the Offer: (i) that there be validly tendered and not withdrawn in accordance with the terms of the Offer, and “received” by the “depository” for the Offer (as such terms are defined in Section 251(h) of the DGCL), a number of Company Shares that, together with the Company Shares then owned by Parent, Merger Sub and their affiliates, represents at least one Company Share more than 50% of the then-outstanding Company Shares; (ii) the accuracy of the representations and warranties of the Company contained in the Merger Agreement (subject to certain materiality exceptions); (iii) the Company’s compliance or performance in all material respects with its covenants and agreements contained in the Merger Agreement prior to the expiration time of the Offer; (iv) the expiration or termination of any waiting period (and extensions thereof) applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain other non-U.S. regulatory approvals; (v) the absence of any law or order issued or enacted by the any government authority of competent and applicable jurisdiction that would make illegal, prohibit or otherwise prevent the consummation of the Offer, the acquisition of Company Shares by Parent or Merger Sub, or the Merger; (vi) the absence of any pending legal proceeding under any antitrust laws brought by any applicable governmental authority of competent and applicable jurisdiction that challenges or seeks to make illegal, prohibit or otherwise prevent the consummation of the Offer, the acquisition of Company Shares by Parent or Merger Sub or the Merger; and (vii) other customary conditions. Consummation of the Offer is not subject to a financing condition.

In addition, the Merger Agreement provides for the following treatment of the Company’s equity awards at the Effective Time:

•	each outstanding and unexercised Company stock option will be automatically canceled and converted into the right to receive:

•

with respect to each stock option with a per share exercise price that is less than the Cash Amount (an “In-the-Money Option”), (A) an amount in cash, without interest, equal to the product of (I) the aggregate number of Company Shares underlying such In-the-Money Option and (II) the excess, if any, of (x) the Cash Amount over (y) the per share exercise price of such In-the-Money Option and (B) one CVR per Company Share underlying such In-the-Money Option;

•

with respect to each stock option with a per share exercise price that is greater than or equal to the Cash Amount (an “Out-of-the-Money option”), upon each Valuation Point (as defined in the Merger Agreement), an amount in cash, without interest, equal to the product of (A) the aggregate number of Company Shares underlying such Out-of-the-Money Option and (B) (I) the excess, if any, of (x) the Per Share Value Paid (as defined in the Merger Agreement) as of such Valuation Point over (y) the per share exercise price of such Out-of-the-Money Option, less (II) the amount of all payments previously received with respect to such Out-of-the-Money Option pursuant to the foregoing;

•

each outstanding Company restricted stock unit (“Company RSU Award”) will be automatically canceled and converted into the right to receive (i) an amount in cash, without interest, equal to the product of (A) the aggregate number of Company Shares underlying such Company RSU Award immediately prior to the Effective Time and (B) the Cash Amount, without interest and less any applicable withholding tax and (ii) one CVR per Company Share underlying such Company RSU Award immediately prior to the Effective Time; and

•

each outstanding Company performance stock unit (“Company PSU Award”) will be automatically canceled and converted into the right to receive (i) an amount in cash (without interest) equal to the product of (A) the aggregate number of Company Shares underlying such Company PSU Award immediately prior to the Effective Time (assuming attainment of (1) the actual level of performance for performance metrics for which the relevant performance period has been completed as of the closing date and (2) the maximum level of performance under the terms of the applicable award agreement for performance metrics for which the relevant performance period has not been completed as of the closing date (subject, in the case of Company PSU Awards granted to the Chief Executive Officer of the Company, to a maximum level of performance of 200% of the target level of performance)) and (B) the Cash Amount, and (ii) one CVR for each Company Share underlying such Company PSU Award immediately prior to the Effective Time (assuming attainment of (1) the actual level of performance for performance metrics for which the relevant performance period has been completed as of the closing date and (2) the maximum level of performance under the terms of the applicable award agreement for performance metrics for which the relevant performance period has not been completed as of the closing date (subject, in the case of Company PSU Awards granted to the Chief Executive Officer of the Company, to a maximum level of performance of 200% of the target level of performance)).

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course, to cooperate in seeking regulatory approvals and not to engage in certain specified transactions or activities without Parent’s prior consent. In addition, subject to certain exceptions, the Company has agreed not to solicit, initiate, knowingly encourage, or knowingly facilitate or assist, any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives a written, bona fide Acquisition Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, and that the Company’s board of directors (the “Company Board”) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, constitutes or is reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement) and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the Company may take certain actions to participate in discussions and negotiations and furnish information with respect to such Acquisition Proposal, after providing written notice to Parent of such determination.

The Company shall prepare and file a Solicitation/Recommendation Statement on Schedule 14D-9 and, subject to certain exceptions, the Company Board shall recommend that the stockholders accept the Offer and tender their Company Shares to Merger Sub pursuant to the Offer (the “Company Board Recommendation”) and not withdraw, amend, modify or qualify such Company Board Recommendation in a manner adverse to Parent or Merger Sub. However, subject to the satisfaction of certain terms and conditions, the Company and the Company Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the Company Board Recommendation and entering into a definitive agreement with respect to a Superior Proposal if, among other things, the Company Board has concluded in good faith after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable law.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal and Parent’s right to terminate the Merger Agreement if the Company Board changes its Company Board Recommendation. In addition, either Parent or the Company may terminate the Merger Agreement if the Merger has not been successfully completed by July 1, 2023, which date will be automatically extended to September 1, 2023 if certain regulatory closing conditions remain the only conditions to not have been satisfied or waived as of July 1, 2023. In connection with a termination of the Merger Agreement under specified circumstances, including due to a change in the Company Board Recommendation, the entry by the Company into a definitive agreement with respect to a Superior Proposal, or certain other triggering events, the Company may be required to pay Parent a termination fee of $550 million.

The Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, for the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, (ii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the transaction contemplated thereby upon the terms and subject to the conditions contained in the Merger Agreement and (iii) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the holders of Company Shares accept the Offer and tender their Company Shares to Merger Sub pursuant to the Offer.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is hereby filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Contingent Value Rights Agreement

At or prior to the time Merger Sub irrevocably accepts for payment Company Shares tendered pursuant to the Offer, Parent shall duly authorize, execute and deliver, and shall ensure that the Rights Agent duly authorizes, executes and delivers, the CVR Agreement, in the form attached to the Merger Agreement, with such changes thereto as the Rights Agent may reasonably request to which the Company consents in writing (such consent not to be unreasonably withheld, conditioned or delayed).

The CVRs are contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Merger Sub or the Company or any of their affiliates.

Each CVR represents a non-tradable contractual contingent right to receive the following cash payments, in each case without interest and less any applicable tax withholding (the “Milestone Payments”) if the following milestones (the “Milestones”) are achieved:

•	$10.00 per CVR, payable upon earliest to occur of the following (the “Clinical Recommendation Milestone”):

•

results from the STEMI DTU study undertaken by the Company contribute to the publication of a Class I recommendation in the Clinical Practice Guideline (as defined in the Merger Agreement) recommending the use of any device in the Impella Product Family (as defined in the CVR Agreement) in patients presenting with ST-Segment Elevation Myocardial Infarction (“STEMI”) or Anterior STEMI, without cardiogenic shock, if such milestone is achieved prior to the earlier of (i) four years following the publication of results relating to the secondary clinical endpoint in the STEMI DTU study and (ii) December 31, 2029 (the “STEMI Recommendation Milestone”);

•

results from the PROTECT IV study undertaken by the Company contribute to the publication of a Class I recommendation in the Clinical Practice Guideline recommending the use of any device in the Impella Product Family in high-risk patients with complex coronary artery disease and reduced left ventricular function, if such milestone is achieved prior to the earlier of (i) four years following the publication of results relating to the primary clinical endpoints in the PROTECT-IV study and (ii) December 31, 2029 (the “HRPCI Milestone”); and

•

results from the RECOVER IV study undertaken by the Company contribute to the publication of a Class I/1 recommendation in the Clinical Practice Guideline recommending the use of any device in the Impella Product Family in patients with STEMI-Cardiogenic Shock, if such milestone is achieved prior to the earlier of (i) four years following the publication of results relating to the primary clinical endpoints in the RECOVER-IV study and (ii) December 31, 2029 (the “Cardiogenic Shock Milestone”);

•

$7.50 per CVR, payable upon the occurrence of approval by the U.S. Food and Drug Administration of a premarket approval application or premarket approval application supplement for the use of any device in the Impella Product Family in patients with STEMI, or Anterior STEMI, without cardiogenic shock (the “FDA Approval Milestone”), if such milestone is achieved prior to January 1, 2028 (the “FDA Approval Milestone”); and

•

(i) $17.50 per CVR, payable upon achievement of aggregate worldwide Net Sales (as defined in the CVR Agreement) of $3.7 billion during the period from the first day of Parent’s second fiscal quarter of 2027 through the last day of Parent’s first fiscal quarter of 2028, or (ii) if clause (i) is not satisfied, $8.75 per CVR, payable upon achievement of aggregate worldwide Net Sales of $3.7 billion in any four consecutive fiscal quarters during the period from the first day of Parent’s third fiscal quarter of 2027 through the last day of Parent’s first fiscal quarter of 2029 (the “Net Sales Milestone”).

There can be no assurance that any Milestone will be achieved prior to its expiration or termination of the CVR Agreement, or that payment will be required of Parent with respect to any Milestone.

With respect to each of (i) the STEMI Recommendation Milestone and the FDA Approval Milestone, (ii) the HRPCI Milestone and (iii) the Cardiogenic Shock Milestone, Parent is required to expend an agreed upon amount based on ABIOMED’s existing budget (net of actual spend prior to the closing date) towards the achievement of such Milestone(s), subject to certain limited exceptions. Other than with respect to these commitments, Parent is not otherwise required (expressly or implicitly) to achieve or undertake any level of efforts, or employ any level of resources, to achieve the Milestones.

The foregoing description of the CVR Agreement is qualified in all respects by reference to the full text of the form of the CVR Agreement, a copy of which is attached as Exhibit 2.2 hereto and incorporated by reference herein.

Additional Information and Where to Find it

The tender offer described in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the offer is commenced, Parent and Merger Sub will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. The Company stockholders and other investors are urged to read the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the

Solicitation/Recommendation Statement, as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of the Company. In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at https://investors.abiomed.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, may be forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “should,” “likely,” “will” and other words and terms of similar meaning. Forward-looking statements include, among other things, statements regarding the potential benefits of the proposed transaction; the prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for the Company’s business; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties.

Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; the risk that the proposed transaction may not be completed in a timely manner or at all; uncertainties as to how many of the Company’s stockholders will tender their stock in the offer; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of this announcement or pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the potential that the strategic benefits, synergies or opportunities expected from the proposed acquisition may not be realized or may take longer to realize than expected; the successful integration of the Company into Parent subsequent to the closing of the transaction and the timing of such integration; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; and other risks and uncertainties detailed from time to time in documents filed with the SEC by the Company, including the Company’s current annual report on Form 10-K on file with the SEC, as well as the Schedule 14D-9 to be filed by the Company and the tender offer documents to be filed by Parent and Merger Sub. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors.

The Company is providing the information in this filing as of this date and assumes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Agreement with Andrew Greenfield

On October 31, 2022, at the request of Parent, the Company entered into a retention agreement (the “Retention Agreement”) with Andrew Greenfield, Vice President and Chief Commercial Officer of the Company. The Retention Agreement modifies certain provisions of Mr. Greenfield’s Change of Control Agreement with the Company (the “Greenfield CIC Agreement”).

Pursuant to the Retention Agreement, Mr. Greenfield is entitled to a retention opportunity equal to $3,500,000 in the aggregate, with $2,400,000 of such amount payable on the first anniversary of the closing and the remainder payable on the second anniversary of the closing, in each case, subject to Mr. Greenfield’s continued employment with the Company and its Affiliates (as defined in the Merger Agreement) (including Parent) through the applicable retention date.

Notwithstanding the foregoing, if Mr. Greenfield’s employment is terminated prior to the second anniversary of the closing by the Company and its Affiliates other than for Cause (as defined in the Greenfield CIC Agreement), due to Mr. Greenfield’s death or disability or if Mr. Greenfield resigns for Good Reason (as defined in the Retention Agreement), then (a) if such termination is prior to the first anniversary of the closing, Mr. Greenfield will receive the sum of (i) the severance compensation and benefits payable under the Greenfield CIC Agreement and (ii) $2,250,500 and (b) if such termination is after the first anniversary of the closing and prior to the second anniversary of the closing, Mr. Greenfield will receive $1,100,000.

Following the 12-month anniversary of the closing, Mr. Greenfield will not be entitled to any severance or separation payments or benefits under the Greenfield CIC Agreement (other than any compensation or benefits he may be entitled to pursuant to Sections 8 or 9 of such agreement). Following the 24-month anniversary of the closing, if he remains employed by Parent and its Affiliates, Mr. Greenfield will be eligible for severance benefits under the applicable severance policy of Parent or one of its Affiliates.

The foregoing description of the Retention Agreement is not complete and is qualified in its entirety by reference to the complete text of the Retention Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Letter Agreement with Michael R. Minogue

On October 31, 2022, at the request of Parent, the Company entered into a letter agreement (the “Letter Agreement”) with Michael R. Minogue, the Chief Executive Officer of the Company, which modifies certain provisions of Mr. Minogue’s Employment Agreement and Change of Control Agreement with the Company (the “Minogue CIC Agreement”).

Under the terms of the Letter Agreement, immediately following the closing, Mr. Minogue’s employment with the Company and its Affiliates will terminate, which termination of employment will be treated as a termination by the Company and its Affiliates other than for Cause (as defined in the Minogue CIC Agreement). Upon such termination, Mr. Minogue will receive the following payments and benefits in full satisfaction of the Company’s obligations under Section 6(d) of the Minogue CIC Agreement:

•	all Accrued Obligations (as defined in the Minogue CIC Agreement);

•

$152,636,616 (an amount calculated based on the existing severance formula in the Minogue CIC Agreement as of the date of the Agreement and not enhanced in connection with the transactions contemplated by the Merger Agreement);

•	18 months of continued medical benefits as described in Section 6(d)(ii) of the Minogue CIC Agreement; and

•	up to $5,000 of outplacement benefits.

Mr. Minogue will cooperate with any requests by Parent to take actions that would reduce the amount of any excise tax incurred under Section 4999 of the Internal Revenue Code of 1986, as amended, in the event that the closing is reasonably expected to occur on or after January 1, 2023.

Additionally, Mr. Minogue will remain reasonably available to provide consulting and other transition-related services at the reasonable request of Parent for four months following the closing. Mr. Minogue will not be entitled to any additional compensation in respect of the foregoing services.

The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On October 31, 2022, the Company Board adopted and approved an amendment to the Amended and Restated By-Laws of the Company (“Amendment No. 1 to the By-Laws”).

Amendment No. 1 to the By-Laws provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for any internal corporate claim, intra-corporate claim or claim governed by the internal affairs doctrine, in each case, under the laws of the State of Delaware, including any derivative action or proceeding brought on behalf of the Company, any claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or the Company’s stockholders, or any claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or the Company’s By-Laws, shall be the Delaware Court of Chancery. In addition, Amendment No. 1 to the By-Laws provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for any complaint alleging a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”), against the Company or any director, officer or employee of the Company shall be United States District Court for the District of Delaware.

The foregoing description of Amendment No. 1 to the By-Laws is not complete and is qualified in its entirety by reference to the complete text thereof, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 1, 2022, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is hereby furnished as Exhibit 99.1 to this Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 31, 2022, by and among ABIOMED, Inc., Johnson & Johnson, and Athos Merger Sub, Inc.*

2.2	Form of Contingent Value Rights Agreement, by and among Johnson & Johnson and a rights agent mutually acceptable to Johnson & Johnson and ABIOMED, Inc.

3.1	Amended and Restated By-Laws of the Company.

10.1	Retention Agreement, dated as of October 31, 2022, between ABIOMED, Inc. and Andrew Greenfield

10.2	Letter Agreement, dated as of October 31, 2022, between ABIOMED, Inc. and Michael R. Minogue

99.1	Press release dated November 1, 2022.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

	By:	/s/ Michael R. Minogue
Michael R. Minogue Chairman, President and Chief Executive Officer (Authorized Signatory)

Date: November 1, 2022